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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               HARRIS CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

[HARRIS LOGO]
                                                              HARRIS CORPORATION
                                                        1025 West NASA Boulevard
                                                        Melbourne, Florida 32919

                                                              September 16, 1998

Dear Shareholder:

     You are cordially invited to attend the 1998 Annual Meeting of Shareholders of Harris Corporation. The meeting will be held at the Melbourne Airport Hilton at Rialto Place in Melbourne, Florida on Friday, October 23, 1998, starting at 10:00 a.m., local time.

     The accompanying notice of the meeting and the proxy statement cover the formal business of the meeting, which includes the election of three directors for a three year term expiring in 2001, and the ratification of the appointment of auditors for the coming year.

     Following the business session, I will report on current operations and on our forward plans. Following these reports there will be an open discussion period during which your questions and comments will be welcome.

     The attendance of shareholders at our annual meetings has been helpful in maintaining communications and understanding. We hope you will be able to join us. Whether or not you plan to attend, you can ensure your shares are represented at the meeting by promptly completing, signing, dating and returning your proxy form in the enclosed envelope.

                                          Cordially,

                                          /s/ Phillip W. Farmer
                                          Phillip W. Farmer
                                          Chairman, President and
                                          Chief Executive Officer

                             YOUR VOTE IS IMPORTANT
                       PLEASE SIGN, DATE AND RETURN YOUR
                                   PROXY CARD

                               HARRIS CORPORATION
                            1025 West NASA Boulevard
                            Melbourne, Florida 32919

                 ---------------------------------------------
                                 Notice of 1998
                         Annual Meeting of Shareholders
                 ---------------------------------------------

TO THE HOLDERS OF COMMON STOCK
OF HARRIS CORPORATION:

     The 1998 Annual Meeting of the Shareholders of Harris Corporation will be held at the Melbourne Airport Hilton at Rialto Place, Airport Boulevard, Melbourne, Florida, on Friday, October 23, 1998, at 10:00 a.m. local time, for the following purposes:

     1. To elect three directors for a three year term expiring in 2001;

     2. To ratify the selection of Ernst & Young LLP as the Corporation's independent auditors for fiscal 1999; and

     3. To transact such other business as may properly come before the meeting.

     Holders of Common Stock of record at the close of business on August 28, 1998 will be entitled to vote at the meeting and all adjournments thereof.

                                          By order of the Board of Directors
                                          Richard L. Ballantyne
                                          Secretary

Melbourne, Florida
September 16, 1998

                                IMPORTANT NOTICE

YOUR VOTE IS IMPORTANT. IF YOU DO NOT EXPECT TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS OR IF YOU PLAN TO ATTEND BUT WISH TO VOTE BY PROXY, PLEASE COMPLETE, DATE, SIGN, AND MAIL PROMPTLY THE ENCLOSED PROXY FOR WHICH A RETURN ENVELOPE IS PROVIDED.

                               HARRIS CORPORATION
                            1025 West NASA Boulevard
                            Melbourne, Florida 32919

                 ---------------------------------------------
                                Proxy Statement
                         Annual Meeting of Shareholders
                          to be held October 23, 1998
                 ---------------------------------------------

GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Harris Corporation ("Harris" or the "Corporation") for use at the Annual Meeting of Shareholders to be held on Friday, October 23, 1998, and at any adjournment thereof.

     The record date for shareholders entitled to vote at the Annual Meeting is August 28, 1998. This Proxy Statement, the accompanying proxy and a copy of the Corporation's Annual Report to Shareholders for the fiscal year ended July 3, 1998, are being mailed to shareholders commencing on September 16, 1998.

     The Corporation has only one class of outstanding shares, namely Common Stock, par value $1 per share, of which there were 80,008,737 shares outstanding on the record date and approximately 10,643 holders of record. Each share is entitled to one vote. The attendance by proxy or in person of holders of a majority of the shares entitled to vote at the meeting will constitute a quorum to hold the meeting.

     The shares represented by each valid proxy will be voted at the meeting or any adjournment thereof, and, if a choice is specified in the proxy, the shares will be voted in accordance with such specification. If no vote is specified, the shares will be voted FOR the election of the nominees named in this Proxy Statement and FOR the ratification of Ernst & Young LLP as the independent auditors for fiscal 1999. With respect to the election of directors, a shareholder may (1) vote "for" the election of all three of the nominees for director named in this Proxy Statement, (2) "withhold" authority to vote for all of the nominees, or (3) "withhold" authority to vote for one or more of the nominees and vote "for" the remaining nominee or nominees. The election of directors requires a plurality of the votes cast, which means that if a quorum is present at the meeting, the three candidates for director receiving the greatest number of votes will be elected. Withholding authority to vote for a particular nominee will not prevent that nominee from being elected. With respect to the ratification of the appointment of Ernst & Young LLP as the Corporation's independent auditors for fiscal 1999, a shareholder may (1) vote "for" such ratification, (2) vote "against" such ratification, or (3) "abstain" from voting on the matter. If a quorum is present at the meeting, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on this matter will be required to ratify the appointment of auditors. A vote to abstain from voting on this matter will have the effect of a vote against ratification of the auditors.

     With respect to shares held in brokerage accounts, any such shares which are not voted by the broker with respect to a particular matter will not be considered present and entitled to vote with respect to such matter, although such shares may be considered present and entitled to vote for other purposes and will be counted for purposes of determining the presence of a quorum. If a quorum is present, any such shares will not affect the determination of whether such matter is approved.

     A shareholder may revoke a proxy at any time prior to the time it is voted at the meeting by filing with the Secretary of the Corporation a written notice of revocation, by duly executing and delivering a subsequent proxy bearing a later date, or by attending the meeting and voting in person.

     The cost of soliciting proxies will be borne by the Corporation. Officers and employees may, by letter, telephone, electronic mail, or in person, make additional requests for the return of proxies. The Corporation will reimburse brokerage houses, custodians, nominees and others for their out-of-pocket expenses incurred in connection with such solicitation. The Corporation also has retained Georgeson & Company Inc. to aid in the solicitation of proxies at an estimated fee of $7,500 plus out-of-pocket expenses.

ELECTION OF THREE DIRECTORS

     The Restated Certificate of Incorporation of the Corporation classifies the Board of Directors into three classes with three year terms of office ending in different years. This year, the terms of Phillip W. Farmer, Lester E. Coleman and Alfred C. DeCrane, Jr. expire at the Annual Meeting of Shareholders and each of them has been nominated for a new three year term expiring at the Annual Meeting of Shareholders in 2001. In accordance with the Restated Certificate of Incorporation, a director shall hold office until the Annual Meeting of Shareholders for the year in which such director's term expires and until such director's successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Vacancies may be filled by the remaining directors.

     The authorized number of directors is presently fixed at nine. From time to time, the Board considers potential candidates, and as an appropriate candidate is identified the Board will consider increasing the authorized number of directors. The terms of the continuing directors will expire at subsequent Annual Meetings of Shareholders.

     The persons named in the accompanying proxy will vote in favor of electing Messrs. Farmer, Coleman and DeCrane to serve for the three year term expiring in 2001, unless otherwise specified in the proxy. If any nominee shall become unavailable for election, the proxies will be voted for the election of such persons, if any, as shall be designated as a replacement by the Board of Directors.

     None of the incumbent directors, including each of the nominees, is related to any other nominee or director or to any executive officer of the Corporation or its subsidiaries by blood, marriage or adoption.

     Biographical summaries of the nominees and of the continuing directors appear on the following pages, and data with respect to the number of shares of the Corporation's Common Stock beneficially owned by them as of July 31, 1998 is set forth in the table on page 9.

                               BOARD OF DIRECTORS

NOMINEES FOR ELECTION
[PHOTOGRAPH OF PHILLIP W. FARMER]

PHILLIP W. FARMER
Nominee for
Term Expiring 2001
                  Mr. Farmer, 60, is chairman of the board, president and chief executive officer of the Corporation. He joined Harris in 1982 as vice president-general manager of the Government Support Systems Division, was named vice president-Palm Bay Operations, Electronic Systems Sector in 1986, and senior vice president-sector executive in 1988. He was elected president of the Electronic Systems Sector in 1989, executive vice president of the Corporation in 1991, president and chief operating officer of the Corporation in 1993 and chairman of the board and chief executive officer in 1995. Mr. Farmer was elected to the Harris Board in 1993 and is a member of the Executive and Finance Committee and the Investment Committee for the Harris Corporation Retirement Plans. Prior to his employment with the Corporation, Mr. Farmer held various management and technical positions with General Electric for twenty years. He serves on the board of governors of both the Aerospace Industries Association and the Manufacturers Alliance. He is also a trustee of the Florida Institute of Technology.

--------------------------------------------------------------------------------

[PHOTOGRAPH OF LESTER E. COLEMAN]

LESTER E. COLEMAN
Nominee for
Term Expiring 2001
                  Dr. Coleman, 67, is the retired chairman of the board and chief executive officer of the Lubrizol Corporation, a diversified specialty chemical company and is currently a graduate student at Dartmouth College. Dr. Coleman joined Lubrizol in 1955 as a research chemist. He was elected a director of Lubrizol in 1974, became president in 1976, chief executive officer in 1978 and chairman of the board in 1982. He retired from Lubrizol in 1996. Dr. Coleman was elected to the Harris Board in 1985 and is a member of the Audit Committee and the Management Development and Compensation Committee and is chairperson of the Ethics Committee. He is a director of Lubrizol Corporation, Norfolk Southern Corporation and S. C. Johnson & Son, Inc.

--------------------------------------------------------------------------------

[PHOTOGRAPH OF ALFRED C. DECRANE, JR.]

ALFRED C. DECRANE, JR.
Nominee for
Term Expiring 2001
                  Mr. DeCrane, 67, is the retired chairman of the board and chief executive officer of Texaco Inc. He joined Texaco in 1959, became president in 1983, chairman of the board in 1987 and was elected to the additional position of chief executive officer in 1993. He retired from Texaco in July 1996. Mr. DeCrane was elected to the Harris Board in 1996 and is a member of the Audit Committee, the Corporate Governance Committee and the Ethics Committee. Mr. DeCrane is a director of Bestfoods, Birmingham Steel Corporation, CIGNA Corporation, Corn Products International, Inc. and U.S. Global Leaders Growth Fund, Ltd. and is a member of the Morgan Stanley International Advisory Board. He also serves as co-chairman of the U.S.--Saudi Arabian Business Council and is a member of the Board of Trustees of the University of Notre Dame.

CONTINUING DIRECTORS
[PHOTOGRAPH OF ROBERT CIZIK]

ROBERT CIZIK
Term Expiring 1999
                  Mr. Cizik, 67, is a former chairman of the board and chief executive officer of Cooper Industries, Inc., a diversified worldwide manufacturing company. He joined Cooper Industries in 1961, and after a series of management positions, was elected president and chief operating officer in 1973, chief executive officer in 1975, chairman of the board in 1983 and retired in 1996. Mr. Cizik was elected to the Harris Board in 1988, is chairperson of the Audit Committee and a member of the Ethics Committee and Executive and Finance Committee. He is a director of Air Products and Chemicals, Inc., Temple-Inland Inc. and Stanadyne Automotive where he also serves as non-executive chairman of the board.

--------------------------------------------------------------------------------

[PHOTOGRAPH OF RALPH D. DENUNZIO]

RALPH D. DENUNZIO
Term Expiring 2000
                  Mr. DeNunzio, 66, is former chairman of the board and chief executive officer of the investment banking firm of Kidder, Peabody & Co. Incorporated. Following his retirement from Kidder, Peabody & Co. Incorporated in 1987, he became president of Harbor Point Associates, Inc., a private investment and consulting firm in New York City. Mr. DeNunzio served as chairman of the Board of Governors of the New York Stock Exchange from 1971 to 1972 and as vice chairman from 1969 to 1971. He also served as chairman of the Securities Industry Association for the year 1981. Mr. DeNunzio was elected to the Harris Board in 1973 and is a member of the Ethics Committee, the Executive and Finance Committee and the Investment Committee for the Harris Corporation Retirement Plans and is chairperson of the Management Development and Compensation Committee. He is a director of AMP Incorporated, FDX Corporation and NIKE, Inc.

--------------------------------------------------------------------------------

[PHOTOGRAPH OF JOSEPH L. DIONNE]

JOSEPH L. DIONNE
Term Expiring 2000
                  Mr. Dionne, 65, is chairman of the board and the retired chief executive officer of The McGraw-Hill Companies, Inc., a publishing and information company. He joined McGraw-Hill as vice president of its book company in 1967, and after a series of management positions, was elected president and chief operating officer in 1981, president and chief executive officer in 1983, and chairman of the board and chief executive officer in 1988. He retired as chief executive officer of McGraw-Hill in April 1998. Mr. Dionne was elected to the Harris Board in 1989 and is chairperson of the Corporate Governance Committee, and is also a member of the Ethics Committee, the Executive and Finance Committee and the Management Development and Compensation Committee. He is a director of The Equitable Companies Incorporated, The Equitable Life Assurance Society of the United States, and Ryder System, Inc. Mr. Dionne is a member of the board of trustees of Hofstra University. He is currently chairman of the board of The United Way of Tri-State and of the Council for Aid to Education.

[PHOTOGRAPH OF JOHN T. HARTLEY]

JOHN T. HARTLEY
Term Expiring 1999
                  Mr. Hartley, 68, is the retired chairman of the board and chief executive officer of the Corporation. He is the chairperson of the Executive and Finance Committee and the Investment Committee for the Harris Corporation Retirement Plans, and is a member of the Ethics Committee. He joined Radiation Incorporated in 1956 as a research engineer after serving one year as a member of the faculty of Auburn University. He was appointed a vice president of Radiation in 1961. In 1968, a year after the merger of Radiation with Harris, he was named vice president-general manager of the Electronic Systems division. He was elected vice president-group executive of Harris in 1971, executive vice president and a director in 1976, president and principal operating officer in 1978, president and chief operating officer in 1982, chief executive officer in 1986 and chairman of the board in 1987. He retired from Harris on July 1, 1995. Mr. Hartley is a director of The Equitable Companies Incorporated, The Equitable Life Assurance Society of the United States, and The McGraw-Hill Companies, Inc. He is also a director of the National Association of Manufacturers and serves as the chairman of the Board of Trustees of the Florida Institute of Technology. Mr. Hartley is a former member of President Reagan's and President Bush's National Security Telecommunications Advisory Committee and is past chairman of the Defense Policy Advisory Committee on Trade.

--------------------------------------------------------------------------------

[PHOTOGRAPH OF KAREN KATEN]

KAREN KATEN
Term Expiring 1999
                  Ms. Katen, 49, is president of the Pfizer U.S.
                  Pharmaceuticals Group (the principal operating division of Pfizer, Inc.), executive vice president of the global Pfizer Pharmaceuticals Group, corporate vice president and a member of the Corporate Management Committee of Pfizer. Ms. Katen joined Pfizer in 1974, following receipt of BA and MBA degrees from the University of Chicago. Ms. Katen was elected to the Harris Board in 1994 and is a member of the Corporate Governance Committee, the Ethics Committee and the Management Development and Compensation Committee. Ms. Katen is a director of General Motors and the International Council of J.P. Morgan & Co. She is a member of the Pharmaceutical Research and Manufacturers Association of America, vice chairman of the Board of the National Pharmaceutical Council, and the boards of United Way Tri-state and the Women's Forum, Inc. Ms. Katen is also on the national board of trustees for the American Cancer Society Foundation and is trustee for the University of Chicago and also a council member of the Graduate School of Business at the University of Chicago.

--------------------------------------------------------------------------------

[PHOTOGRAPH OF ALEXANDER B. TROWBRIDGE]

ALEXANDER B. TROWBRIDGE
Term Expiring 2000
                  Mr. Trowbridge, 68, is president of Trowbridge Partners
                  Inc., a management consulting firm. He is a past president of the National Association of Manufacturers, in which capacity he served for ten years. He was vice chairman of Allied Chemical Corporation (now Allied-Signal Corporation) from 1976 to 1980, president of The Conference Board Inc. from 1970 to 1976, and president of the American Management Association from 1968 to 1970. He was Secretary of Commerce from 1967 to 1968. Mr. Trowbridge was elected to the Harris Board in January 1990 and is a member of the Audit Committee, the Ethics Committee, and the Investment Committee for the Harris Corporation Retirement Plans. He is a director of ICOS Corporation, IRI International, New England Life Insurance Company, The Gillette Company, The Rouse Company, Sun Company, Inc., Sun Resorts International and E. M. Warburg Pincus Counsellors Funds. He is a member of the Council on Foreign Relations.

INFORMATION ON BOARD OF DIRECTORS AND COMMITTEES

MEETINGS AND ATTENDANCE

     During the year, there were six meetings of the Board of Directors and seventeen meetings of the standing committees of the Board. All directors attended all meetings of the Board and of the Board committees on which they served.

COMMITTEES OF THE BOARD

     The Board has established six standing committees to assist in the discharge of its responsibilities. The principal functions of each committee are described below.

     The AUDIT COMMITTEE assists the Board in ensuring that the Corporation's financial, auditing and reporting practices, procedures and controls are within acceptable limits of sound practice and in accordance with applicable laws and regulations. The Committee meets periodically with the independent auditors, together with representatives of management, as appropriate, for the purpose of reviewing the scope and results of the annual audit of the financial statements and the recommendations of the auditors. The Committee also evaluates the professional competency of the financial staff and internal auditors, reviews the scope of the internal audit program, reviews the nature and extent of non-audit professional services performed by the auditors and annually recommends to the Board of Directors the firm of independent public accountants to be selected as auditors of the Corporation. The Committee held three meetings during the past fiscal year. From time to time the Committee also undertakes special projects. Such projects have included reviewing the Corporation's environmental policies and reviewing and assessing the potential impact of the "Year 2000 issue" upon the Corporation's operations and the efforts to deal with such impact. The members of the Audit Committee are Messrs. Cizik (Chairperson), Coleman, DeCrane and Trowbridge.

     The MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE reviews and evaluates plans for the development, training and utilization of the Corporation's management resources; reviews the Corporation's compensation philosophy and establishes the compensation of officers of the Corporation other than the chief executive officer and president, whose compensation is recommended by the Committee and approved by all the outside directors; and administers the Corporation's stock incentive and stock based compensation plans. The Committee held two meetings during the past fiscal year. The members of the Management Development and Compensation Committee are Messrs. Coleman, DeNunzio (Chairperson) and Dionne and Ms. Katen.

     The CORPORATE GOVERNANCE COMMITTEE identifies, evaluates and recommends director nominees to the Board of Directors to fill vacancies and to be elected at the annual meeting of the shareholders; recommends directors' compensation and benefit plans to the Board; recommends committees of the Board and committee members; sets meeting schedules for the Board of Directors and recommends meeting schedules for the committees; and facilitates the Board's evaluation of its effectiveness. The Corporate Governance Committee considers suggestions for director nominees from all sources, including shareholders. Any shareholder suggestion, together with an appropriate biographical summary, should be sent to the Secretary of the Corporation. In addition, the By-Laws of the Corporation establish certain requirements concerning shareholder nominations for election of directors, including that notice of such nominations be delivered to the Secretary of the Corporation not less than 60 nor more than 90 days prior to the date of the annual meeting of shareholders (generally the fourth Friday in October). Each notice of nomination is required to contain the name and address of the shareholder who intends to make the nomination; the name, address and written consent of the nominee and such other nominee information as would be required to be disclosed in a proxy solicitation. The Committee held four meetings during the past fiscal year. The members of the Corporate Governance Committee are Messrs. DeCrane and Dionne (Chairperson) and Ms. Katen.

     The EXECUTIVE AND FINANCE COMMITTEE is authorized to evaluate and review the Corporation's financial position, capital structure, significant capital asset transactions, major acquisitions and divestitures, and during the intervals between the meetings of the Board of Directors, to the extent permitted by law, to exercise all of the powers of the Board (except for certain matters reserved for the Board) in the management of the business of the Corporation. The Committee held two meetings during the past fiscal year. The members of the Executive and Finance Committee are Messrs. Cizik, DeNunzio, Dionne, Farmer and Hartley (Chairperson).

     The INVESTMENT COMMITTEE FOR THE HARRIS CORPORATION RETIREMENT PLANS oversees the financial administration and operation of the Corporation's various retirement and pension plans, including the selection and review of the performance of the investment funds and the independent investment advisors for the plans. The Committee held four meetings during the past fiscal year. The members of the Investment Committee for the Harris Corporation Retirement Plans are Messrs. DeNunzio, Farmer, Hartley (Chairperson) and Trowbridge.

     The ETHICS COMMITTEE reviews and oversees the Corporation's continuing program relating to standards of business conduct, sound business practices and legal requirements in connection with the Corporation's business. The Committee held two meetings during the past fiscal year. The Ethics Committee is comprised of all the outside directors. Dr. Coleman is the Chairperson.

DIRECTORS' COMPENSATION

     Non-employee directors receive an annual retainer fee of $30,000 (increased from $26,500 effective January 1, 1998 in connection with the restructuring of director compensation discussed below). In addition, non-employee directors who serve on the standing committees receive an additional annual fee of $1,500 for their services on each committee, plus $3,000 (increased from $1,000 on January 1, 1998) if serving as chairperson of a committee.

     Each non-employee director also receives $1,200 for attendance at each Board meeting plus $800 for attendance at each committee meeting and for attendance at any other meeting devoted to the affairs of the Corporation. Each non-employee director is also reimbursed for out-of-pocket expenses incurred in connection with attendance at Board and committee meetings. In addition, each non-employee director is provided travel, accident and disability insurance in the event that the director is involved in an accident while traveling on business relating to the Corporation.

     Under the Corporation's Stock Incentive Plan, non-employee directors are automatically granted an option to purchase 2,000 shares of the Corporation's Common Stock on the date of each Annual Meeting of Shareholders. The options are non-statutory options for tax purposes and are priced at 100% of the fair market value on the date of grant. Fifty percent of the option shares become exercisable on the first anniversary of the date of grant and twenty-five percent on each of the next two succeeding anniversary dates; however, any options outstanding for more than one year at the time a change in control of the Corporation occurs become immediately exercisable. In the event of a director's retirement, vested options may be exercised for three years thereafter, and, in the event of a director's death, options then exercisable may be exercised for twelve months thereafter. In no event may such options be exercisable more than ten years after the date of grant. Neither the Board nor any committee of the Board has any discretion with respect to options granted to non-employee directors.

     At the October 1997 Director's meeting, the Board approved a restructuring of director compensation. The restructuring was intended to more closely align director compensation with creating and sustaining shareholder value. The elements of the restructuring included: suspension of the Corporation's Directors Retirement Plan; an annual grant of 500 Harris stock units; increases in the annual retainer fee and committee chairperson fee; and amendment of the director's deferral plan to permit the deferral of fees into Harris stock units.

     Under the Corporation's Directors Retirement Plan, upon retirement or disability a director with five or more years of service receives an annual cash retirement benefit payable for life in an amount equal to fifty percent of the retainer fee in effect upon retirement or disability, plus an additional ten percent for each year of service in excess of five years, up to one hundred percent of the retainer. In the event of a change in control, a retired director who is a beneficiary under the plan will be paid a lump sum payment equal to the actuarial equivalent of the retirement benefit.

     Effective January 1, 1998, the Directors Retirement Plan was terminated with respect to all future non-employee directors and the rights under the plan of all non-employee directors with less than ten years of service were converted into Harris stock units under the Corporation's 1997 Directors' Deferred Compensation and Annual Stock Unit Award Plan (described below). In addition, all non-employee directors with ten or more years of service were given the option of retaining rights under the plan based upon the 1997 $26,500 annual retainer or converting their rights under the plan into Harris stock units under the Corporation's 1997 Directors' Deferred Compensation and Annual Stock Unit Award Plan.

     The number of Harris stock units credited to those directors whose rights under the Directors Retirement Plan were converted into such units was determined by dividing (1) the actuarial present value of the annual retirement benefit that would have been payable under the plan (assuming retirement at age 72 and based on an interest rate of 6.5% compounded annually and giving credit to directors with less than five years service equal to 10% of the annual retainer for each year of service) by (2) the average daily closing price for a share of the Corporation's Common Stock for the three-month period from October 1, 1997 through December 31, 1997.

     In connection with the changes to the Directors Retirement Plan, effective January 1, 1998, the Corporation's 1997 Directors' Deferred Compensation Plan was renamed the "1997 Directors' Deferred Compensation and Annual Stock Unit Award Plan" (the "Directors' Plan") and was amended to provide that on January 1 of each year, commencing with January 1, 1998, the Corporation shall credit each non-employee director with 500 Harris stock units. The number of such units to be credited on each January 1 may be changed from time to time by the Board.

     Under the Directors' Plan, each non-employee director may also elect to defer all or a portion of such director's fees. Such deferred amounts may be invested in investment alternatives similar to the investment alternatives available under the Corporation's Retirement Plan. The Directors' Plan also permits non-employee directors to invest all or a portion of such deferred fees in Harris stock units, pursuant to which a director's account is credited with a number of units of Harris stock equivalents based upon the fair market value of the Corporation's Common Stock on the last day of the calendar month in which the fees are deferred. Once amounts are credited in Harris stock equivalents, they may not thereafter be reallocated into any other investment alternatives and are only payable following a director's resignation, retirement or death. Each Harris stock unit is credited with dividend equivalents, which are deemed reinvested in additional Harris stock units on the dividend payment date. Amounts deferred under the Directors' Plan, including amounts deferred in the form of Harris stock units shall, at a director's election, be payable in either a lump sum cash payment on a date within five years of resignation or retirement or in annual payments over a designated number of years, provided the amounts are fully paid within ten years of resignation or retirement. Within ninety days following a change of control, the Corporation shall pay to each director (or former director) a cash lump sum payment equal to the then remaining balance in each such director's account.

     The Corporation makes available to non-employee directors tax preparation and estate planning services of up to $5,000 per annum. Directors can also participate in a matching gift program available to all employees, where contributions to eligible educational institutions and charitable organizations are matched on a one-for-one basis up to an annual maximum of $10,000 per director.

     Each of the directors and executive officers (including those named in the Summary Compensation Table below) have entered into an indemnification agreement with the Corporation pursuant to which each director and executive officer shall be indemnified against expenses (including attorneys' fees, judgments, fines, and amounts paid in settlement) actually and reasonably incurred in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal or administrative or investigative, to which he or she was, is, or is threatened to be made a party by reason of being or having been such a director or officer, to the full extent allowable under Delaware law.

     It is the Corporation's policy that directors retire from the Board effective at the end of the month in which they reach age seventy-two. In addition, a director is expected to automatically tender his or her resignation in the event of retirement or other significant change in status from the position held at the time of election to the Board, although the Board may opt to have such director continue to serve on the Board.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

     The rules of the Securities and Exchange Commission require disclosure regarding any person known to the Corporation to be a beneficial owner of more than five percent of the Corporation's Common Stock. The Corporation knows of no person who, or group which, owns more than five percent of its Common Stock as of July 31, 1998.

     The following table sets forth certain information with respect to the shares and equivalent units of the Corporation's Common Stock beneficially owned, as of July 31, 1998, by each director, including the nominees for election at the Annual Meeting, each of the executive officers named in the Summary Compensation Table and the directors and all executive officers as a group. Except as otherwise noted, the named individual or family members had sole voting and investment power with respect to such securities.

                                                               NUMBER OF
                                                                 SHARES
                                                              BENEFICIALLY       DEFERRED
                  NAME OF BENEFICIAL OWNER                     OWNED (1)      STOCK UNITS (2)
                  ------------------------                    ------------    ---------------
Wesley E. Cantrell (3)......................................     185,864             167
Robert Cizik (4)............................................      14,000           1,096
Lester E. Coleman (4)(5)....................................      14,000           4,278
E. Van Cullens (3)..........................................      30,033             100
Alfred C. DeCrane, Jr. (4)..................................       3,081           3,571
Ralph D. DeNunzio (4).......................................      18,000           4,041
Joseph L. Dionne (4)........................................      12,496           3,379
Phillip W. Farmer (3).......................................     384,803           3,011
John C. Garrett (3).........................................     110,645           1,130
John T. Hartley (4)(5)......................................      37,956           3,363
Karen Katen (4).............................................       7,500           2,294
Bryan R. Roub (3)...........................................     141,458           1,544
Alexander B. Trowbridge (4).................................      12,417           3,905
All Directors and Executive Officers as a group (18
  individuals) (6)..........................................   1,172,404          34,535

                                ---------------

(1) No individual director, nominee for director or named executive officer beneficially owns 1% or more of the Corporation's outstanding Common Stock. The directors and executive officers as a group beneficially own 1.46% of the Corporation's outstanding Common Stock. All references to Common Stock are adjusted for the two-for-one stock split in September 1997.

(2) For the outside directors, this column includes stock equivalent units credited under the 1997 Directors' Deferred Compensation and Annual Stock Unit Award Plan discussed above under "Directors' Compensation" and for Mr. Hartley, also includes amounts deferred in the form of stock equivalent units under the Supplemental Executive Retirement Plan. For the executive officers, this column includes amounts deferred in the form of stock equivalent units under the Supplemental Executive Retirement Plan which are settled in cash following, or under certain circumstances prior to, retirement. These deferred stock equivalent units may not be voted or transferred.

(3) The shares reported include (i) performance shares awarded under the Corporation's Stock Incentive Plan for which the performance period has not expired and as to which the named individuals have sole voting power but no investment power, as follows: Mr. Cantrell -- 30,000 shares; Mr. Cullens -- 10,000 shares; Mr. Farmer -- 90,000 shares; Mr. Garrett -- 30,000 shares; and Mr. Roub -- 29,000 shares; and (ii) shares underlying stock options granted under the Corporation's Stock Incentive Plan which are exercisable within 60 days of July 31, 1998, as follows: Mr. Cantrell -- 107,070 shares; Mr. Cullens -- 20,000 shares; Mr. Farmer -- 159,553 shares; Mr. Garrett -- 44,770 shares; and Mr. Roub -- 50,341 shares.

(4) The shares reported include shares underlying stock options granted under the Corporation's Stock Incentive Plan, which are exercisable within 60 days of July 31, 1998, as follows: Mr. Cizik -- 12,000 shares; Dr. Coleman -- 11,000 shares; Mr. DeCrane -- 1,000 shares; Mr. DeNunzio --

    12,000 shares; Mr. Dionne -- 12,000 shares; Mr. Hartley -- 2,500 shares; Ms. Katen -- 2,500 shares; and Mr. Trowbridge -- 9,000 shares.

(5) The shares reported do not include shares owned by family members as follows: Dr. Coleman -- 600 shares; and Mr. Hartley -- 2,000 shares. Dr. Coleman and Mr. Hartley disclaim beneficial ownership of such shares.

(6) The shares reported as owned by the directors and all executive officers as a group include (i) 231,400 performance shares awarded to the executive officers under the Corporation's Stock Incentive Plan for which as of July 31, 1998, the executive officers have sole voting power but no investment power; and (ii) 508,706 shares underlying stock options granted under the Corporation's Stock Incentive Plan, or its predecessor, the Stock Option Plan for Key Employees, which are exercisable within 60 days of July 31, 1998. The shares reported do not include 2,600 shares owned by family members, for which such directors and executive officers disclaim beneficial ownership.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE
COMPENSATION

     The Management Development and Compensation Committee, which is comprised of non-employee directors, approves the Corporation's compensation philosophy and the compensation, perquisites and other benefits for the Corporation's executive officers under salary, incentive and other plans authorized by the Board of Directors or the Corporation's shareholders. In addition, the Committee recommends for consideration and approval by all of the non-employee directors the compensation for the Chief Executive Officer.

COMPENSATION PHILOSOPHY

     The Corporation's executive compensation philosophy is designed to meet the needs of the Corporation, its executives and its shareholders. The executive compensation program is structured to:

     - closely link compensation to the individual's performance and the Corporation's financial results;

     - align the interests of the Corporation's executives and its shareholders by emphasizing both the short term and strategic focus of the Corporation's businesses and by facilitating management stock ownership; and

     - enable the Corporation to attract and retain a world class management team.

     This philosophy applies to all management employees of the Corporation including the executive officers named in the Summary Compensation Table. The Corporation's executive compensation program is composed of: (i) an annual cash component, consisting of salary and an incentive based on the financial performance of: a Sector or Division in the case of Sector and Division management, respectively; a Sector and the Corporation in the case of the Sector Presidents; and the Corporation in the case of the other Corporate executives; and (ii) a long-term incentive component, consisting of stock options and performance shares. Mr. Cantrell, the President of Lanier Worldwide, participates in the Lanier Worldwide Key Contributor Bonus Plan and the Harris Stock Incentive Plan.

     The Corporation utilizes a formal system for evaluating executive performance. Executive annual cash compensation consisting of base salary and an annual incentive award opportunity is determined by reference to: external industrial surveys of compensation of executives in similar positions; individual performance and experience in the position; proxy statement compensation analyses; and scope of responsibility. The payouts for annual incentive awards are based upon the degree of achievement of the net income target of the applicable business unit which is established at the start of the year as part of the Corporation's strategic planning process. Similarly, long-term compensation in the form of performance shares is based upon the degree of attainment of financial and/or operating goals and objectives outlined in the strategic planning process. The criteria of the financial and operating goals used for the three year performance period ending July 3, 1998 were cumulative earnings per share for the Corporation and cumulative net income for the Sectors and Divisions.

     The Corporation's executive compensation program is designed to ensure that executive pay remains competitive with pay for comparable jobs, responsibilities and performance in leading industrial companies. The Corporation periodically retains outside compensation and benefit consultants to review the Corporation's executive compensation programs.

TOTAL ANNUAL COMPENSATION

     Annual cash compensation consists of a fixed salary and an opportunity for a variable performance incentive. The base salaries and planned incentive compensation for senior executives other than the Chief Executive Officer are recommended by Mr. Farmer and are reviewed and approved by the Committee. The Corporation's Annual Incentive Plan, which was approved by the shareholders of the Corporation at the 1995 Annual Meeting, provides for payment to executives of a specified amount based upon achievement of specific financial objectives including net income and revenue growth. Performance is measured as a percent of attainment against these objectives. For fiscal 1998 the annual incentive payment was based upon the attainment of net income targets of the applicable business unit and, in the case of Lanier, net income and revenue growth. Such targets were established at the start of fiscal 1998. Payments may not exceed 200% of the designated target amount. The percentage of total annual pay attributable to incentive compensation increases proportionately with the executive's level of management responsibility. For the executive officers named in the Summary Compensation Table, planned incentive compensation ranged from 40% to 57% of total annual compensation for fiscal 1998.

LONG-TERM COMPENSATION

     The Corporation's Stock Incentive Plan, which was initially approved by the shareholders at the 1990 Annual Meeting and which was subsequently amended and approved by the shareholders of the Corporation at the 1995 Annual Meeting, aligns executive interests and shareholder interests. The Plan permits the granting of any or all of the following types of awards: (1) performance shares (or units) conditioned upon meeting performance criteria, (2) restricted stock (or units), (3) stock options, including incentive stock options, (4) stock appreciation rights, independent of, or in tandem with, stock options, and (5) other awards valued in whole or in part by reference to, or otherwise based on, the Corporation's Common Stock.

     The Committee believes that through the use of stock incentives the interests of the Corporation's executives are directly related to enhancing shareholder value. To date, the Committee has granted only performance share awards and stock options. With respect to performance share awards, at the beginning of the award cycle the Committee determines the applicable performance criteria utilizing the Corporation's strategic planning process and a period of time (generally, three fiscal years) during which the Corporation's performance is to be measured. The performance share award and option grants for senior executives other than the Chief Executive Officer are recommended by Mr. Farmer and are reviewed and approved by the Committee. The Committee issues each participant a number of performance shares and establishes a means for computing the number of performance shares that can be earned during the period based on: the performance of a Sector or Division in the case of Sector and Division management, respectively; of a Sector and the Corporation in the case of the Sector Presidents; and of the Corporation in the case of other Corporate executives. For fiscal 1998, participant payouts ranged from zero to 120% of the performance share award. Performance shares are subject to forfeiture if the performance goals are not attained or if a participant's employment is terminated for certain reasons before the performance period has ended. The value of performance shares is based on the value of the Corporation's Common Stock. Stock options are granted at fair market value as of the grant date, vest over three years, and have a term of not greater than ten years. Stock options provide value only when the price of the Corporation's Common Stock increases above the option grant price.

     Grants made to the executive officers under the Corporation's Stock Incentive Plan and Annual Incentive Plan comply with the requirements of Internal Revenue Code Section 162(m) relating to the tax deductibility of certain compensation exceeding $1,000,000 for executive officers named in the Summary Compensation Table. In any year, however, the Board or the Committee may determine in light of all applicable circumstances that it would be in the best interests of the Corporation for compensation to be paid under such plans or otherwise in a manner that would not qualify such compensation as performance based under Section 162(m).

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Chief Executive Officer's base salary, incentive compensation, performance share award and stock option grants are annually reviewed and recommended by the Committee and approved by the outside directors. In recommending Mr. Farmer's base salary, incentive compensation, performance share award and stock option grant for fiscal 1998, the Committee considered both the Corporation's performance and Mr. Farmer's individual performance by the same measures described above for determining executive officer compensation.

     Under the Corporation's Annual Incentive Plan, Mr. Farmer received annual incentive compensation for fiscal 1998 based upon 98.32% achievement of the Corporation's net income target for the year, which net income target and the calculation of net income for the fiscal year (which calculation excludes certain one time restructuring and similar charges) was set at the start of the fiscal year. Mr. Farmer's long-term incentive compensation was based upon aggregate earnings per share performance compared with the aggregate earnings per share target established for the three year period commencing July 1, 1995 and ending July 3, 1998. Based upon the performance of the Corporation and the payout formula recommended by the Committee, the outside directors authorized a payout of 30,000 shares for Mr. Farmer for the three year period commencing July 1, 1995 and ended July 3, 1998.

           Ralph D. DeNunzio, Chairman
           Lester E. Coleman
           Joseph L. Dionne
           Karen Katen

PERFORMANCE GRAPH

     The graph below compares the five-year cumulative total return for Harris Common Stock with the comparable cumulative total return of the Standard and Poor's ("S&P") 500 Stock Index ("S&P 500") and the S&P Technology Sector Index* ("S&P Technology"). The comparison of total return on investment (change in year end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on June 30, 1993 in the Corporation and the S&P 500 and the S&P Technology.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
              AMONG S&P 500, S&P TECHNOLOGY AND HARRIS CORPORATION

               MEASUREMENT PERIOD                                                           S&P
             (FISCAL YEAR COVERED)                     HARRIS           S&P 500          TECHNOLOGY
1993                                                    100               100               100
1994                                                    117               101               108
1995                                                    142               128               176
1996                                                    171               161               210
1997                                                    251               217               319
1998                                                    259               285               425

---------------

* The S&P Technology Sector Index is the successor to the S&P High Technology Composite Index presented in past proxy statements.

SUMMARY COMPENSATION TABLE

     The following table sets forth annual and long-term compensation for services to the Corporation for the fiscal years ended July 3, 1998, June 27, 1997 and June 30, 1996 for those executives who, as of July 3, 1998 were (i) Chief Executive Officer and (ii) the other four most highly compensated executives of the Corporation. All share data have been adjusted to reflect the two-for-one stock split effected in September 1997.

                                                                                  LONG-TERM
                                           ANNUAL COMPENSATION                  COMPENSATION
                                  --------------------------------------   -----------------------
                                                                             AWARDS      PAYOUTS
                                                                           ----------   ----------
                                                                           SECURITIES
                                                                           UNDERLYING
                                                          OTHER ANNUAL      OPTIONS/       LTIP         ALL OTHER
        NAME AND                                         COMPENSATION(1)      SARS      PAYOUTS(2)   COMPENSATION(4)
   PRINCIPAL POSITION      YEAR   SALARY($)   BONUS($)         ($)             #           ($)             ($)
   ------------------      ----   ---------   --------   ---------------   ----------   ----------   ---------------
P. W. Farmer               1998    725,000    737,400        79,200          84,553     1,327,500        255,166
  Chairman, President      1997    591,667    658,920        83,600          65,738     2,411,406        181,435
  and Chief Executive      1996    533,333    507,700        81,600          63,760     1,220,000        171,576
  Officer
W.E. Cantrell              1998    312,115    352,501        26,400          25,986       407,100         26,386
  President -- Lanier      1997    300,000    403,100        15,200          25,988       302,500(3)      25,411
  Worldwide                1996    297,462    372,960         6,800          30,406       225,000(3)       9,414

E. Van Cullens             1998    312,500    198,257        84,542          20,000             0         39,247
  President --             1997     24,422          0        50,489          20,000             0              0
  Communications Sector*
J.C. Garrett               1998    312,500    267,282        26,400          44,770       371,700        100,759
  President --             1997    296,667    251,887        30,400          32,000       894,413         84,771
  Semiconductor            1996    277,500    235,761        34,000          20,000       610,000         89,893
    Sector(5)
B.R. Roub                  1998    296,667    265,464        25,520          22,125       398,250         97,325
  Senior Vice President    1997    277,500    285,532        28,120          22,196       868,106         87,222
  and Chief Financial      1996    263,333    253,850        30,600          33,246       549,000         74,788
  Officer

                               ------------------

* Mr. Cullens joined Harris in June 1997; the amounts reported for fiscal 1997 reflect less than a full year of employment.

(1) Except for Mr. Cullens, none of the executive officers named in the Summary Compensation Table received personal benefits in excess of the lesser of $50,000 or 10% of annual salary and bonus for fiscal 1998, 1997, or 1996; the amounts reported represent dividend equivalent payments on outstanding performance shares granted under the Stock Incentive Plan for which the performance period had not expired. Mr. Cullens' personal benefits for fiscal 1998 includes $72,222 for certain relocation expense reimbursements and related tax equalization payments and $8,800 for dividend equivalent payments on outstanding performance shares and for fiscal 1997 includes a $50,000 disruption payment in connection with joining the Corporation.

(2) The value of the performance shares earned for the three year performance period ended July 3, 1998 (Mr. Cantrell -- 9,200 shares; Mr.
    Farmer -- 30,000 shares; Mr. Garrett -- 8,400 shares; and Mr. Roub -- 9,000 shares) is based upon the closing price of the Corporation's Common Stock on July 2, 1998 (the last trading day of fiscal 1998). The value of the performance shares earned for the three year performance period ended June 27, 1997 adjusted for the September 1997 two-for-one stock split (Mr. Farmer -- 55,000; Mr. Garrett -- 20,400; and Mr. Roub -- 19,800 shares) is based upon the closing price of the Corporation's Common Stock on June 27, 1997. The value of performance shares earned for the three year performance period ended June 30, 1996 adjusted for the September 1997 two-for-one stock split (Mr. Farmer -- 40,000; Mr. Garrett -- 20,000; and Mr. Roub -- 18,000) is
    based upon the closing price of the Corporation's Common Stock on June 30, 1996. As of July 3, 1998, the aggregate number and value of performance shares awarded under the Corporation's Stock Incentive Plan for which the performance period had not expired (i.e. excluding the number and value of performance shares with a performance period ending on July 3, 1998) is as follows: Mr. Farmer -- 60,000 shares, with a value of $2,655,000; Mr. Cantrell -- 20,000 shares, with a value of $885,000; Mr. Cullens -- 10,000 shares, with a value of $442,500; Mr. Garrett -- 20,000 shares, with a value of $885,000; and Mr. Roub -- 20,000 shares, with a value of $885,000. The value of the aggregate unearned performance shares is based upon the $44.25 closing price of the Corporation's Common Stock on July 2, 1998.

(3) Mr. Cantrell's payouts for fiscal 1997 and 1996 were made pursuant to grants under the Lanier Worldwide, Inc. Long Term Incentive Plan For Key Employees. The payments reflected in the table for fiscal 1997 and 1996 are for performance during the three year performance periods ended June 27, 1997 and June 30, 1996, respectively.

(4) Amounts reported include:

     (i) Contributions to the Harris Corporation Retirement Plan for fiscal 1998: Mr. Farmer -- $19,000; Mr. Cullens -- $20,000; Mr.
         Garrett -- $19,000; and Mr. Roub -- $19,000; for fiscal 1997: Mr. Farmer -- $12,000; Mr. Garrett -- $12,000; and Mr. Roub -- $12,000; for
         fiscal 1996: Mr. Farmer -- $12,000; Mr. Garrett -- $12,000; and Mr. Roub -- $12,000.

     (ii) Contributions to the Corporation's Supplemental Executive Retirement Plan for fiscal 1998: Mr. Farmer -- $219,462; Mr. Cullens -- $16,828; Mr. Garrett -- $74,904; and Mr. Roub -- $73,550; for fiscal 1997: Mr. Farmer -- $156,385; Mr. Garrett -- $67,982; and Mr. Roub -- $68,463;
          for fiscal 1996: Mr. Farmer -- $147,096; Mr. Garrett -- $73,128; and Mr. Roub -- $58,532.

    (iii) Contributions on behalf of Mr. Cantrell to the Lanier Worldwide, Inc. Savings Incentive Plan for fiscal 1998 of $5,935; for fiscal 1997 of $4,500; and for fiscal 1996 of $4,500. Contributions on behalf of Mr. Cantrell to the Lanier Worldwide, Inc. Supplemental Executive Retirement Savings Plan for fiscal 1998 of $15,537.

     (iv) The taxable portion of premiums on life insurance provided by the Corporation for fiscal 1998: Mr. Farmer -- $16,704; Mr.
          Cantrell -- $4,914; Mr. Cullens -- $2,419; Mr. Garrett -- $6,855; and Mr. Roub -- $4,775; for fiscal 1997: Mr. Farmer -- $13,050; Mr.
          Cantrell -- $4,914; Mr. Garrett -- $4,343; and Mr. Roub -- $6,759; for fiscal 1996: Mr. Farmer -- $12,480; Mr. Cantrell -- $4,914; Mr.
          Garrett -- $4,765; and Mr. Roub -- $4,256.

(5) Mr. Garrett has announced that effective October 1, 1998 he will be retiring from the Corporation.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     Shown below is additional information on grants of stock options made under the Stock Incentive Plan during the fiscal year ended July 3, 1998. The amounts shown for potential realizable values are based upon assumed annualized rates of stock price appreciation of five percent and ten percent over the full ten year term (or shorter term) of the options, as required by the Securities and Exchange Commission and are not intended to represent or forecast possible future appreciation, if any, of the Corporation's Common Stock price.

                                         INDIVIDUAL GRANTS
                       ------------------------------------------------------
                        NUMBER OF
                        SECURITIES     % OF TOTAL                                  POTENTIAL REALIZABLE VALUE AT
                        UNDERLYING    OPTIONS/SARS                                 ASSUMED ANNUAL RATES OF STOCK
                       OPTIONS/SARS    GRANTED TO    EXERCISE OR                PRICE APPRECIATION FOR OPTION TERM
                       GRANTED (1)    EMPLOYEES IN   BASE PRICE    EXPIRATION   -----------------------------------
        NAME               (#)        FISCAL YEAR     ($/SHARE)       DATE           5%($)              10%($)
        ----           ------------   ------------   -----------   ----------   ----------------   ----------------
P. W. Farmer.........     60,000          8.20          43.188      8/22/07         1,629,623          4,129,785
                           6,915           .94          49.750      8/26/99            26,740             54,170
                           1,491           .20          49.750      8/27/98             1,969              3,895
                           2,492           .34          49.750      8/27/98             3,291              6,510
                          13,655          1.87          53.625      4/23/03           205,811            455,700
W. E. Cantrell.......     20,000          2.73          43.188      8/22/07           543,208          1,376,595
                           5,986           .82          45.375      8/26/99            21,974             44,580
E. V. Cullens........     20,000          2.73          43.188      8/22/07           543,208          1,376,595
J. C. Garrett........     20,000          2.73          43.188      8/22/07           543,208          1,376,595
                           8,526          1.16          44.625      8/25/05           170,205            402,958
                           6,781           .93          44.625      8/23/06           157,145            382,436
                           8,276          1.13          44.625      4/23/03           107,549            239,138
                           1,187           .16          44.625      8/25/05            23,696             56,100
B. R. Roub...........     20,000          2.73          43.188      8/22/07           543,208          1,376,595
                           1,794           .25          47.500      8/27/98             2,379              4,709
                             331           .05          47.500      8/27/98               439                869

                               ------------------

                                                                   5%               10%
                                                             --------------    --------------
Shareholder Gain (2).......................................  $2,226,598,742    $5,642,638,379
Named Executive Officers' gain as % of all shareholder
  gain.....................................................            0.20%             0.20%

---------------

(1) All stock option grants were made under the Corporation's Stock Incentive Plan. The term of each stock option is generally ten years and is exercisable in installments of: 50% after one year; 75% after two years; and 100% after three years. The exercise price is the closing price of a share of the Corporation's Common Stock on the date of grant. The exercise price may be paid in cash and/or shares of the Corporation's Common Stock, or "cashless exercise" procedures may be used. If shares of the Corporation's Common Stock are delivered in payment of the exercise price, a Restoration Stock Option ("RSO") will be granted equal to the number of shares used to exercise the stock option. The expiration date of these options is the same as the expiration date of the underlying options. RSO grants are non-qualified, and are exercisable commencing six months after the date of grant at the market value on the grant date. Other than the first listed option grant for each of Messrs. Farmer, Cantrell, Cullens, Garrett and Roub, the options listed represent RSO grants. In the event of a change in control, outstanding options become immediately exercisable.

(2) Shareholder gain reflects the hypothetical increase in market value of the Corporation's Common Stock for all shareholders, assuming annual stock price appreciation of 5% and 10%, respectively, over a ten year period.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     Shown below is information with respect to the number of shares acquired upon exercise of stock options and the aggregate gains realized on exercises during fiscal 1998 for those executive officers named in the Summary Compensation Table. The table also sets forth the number of shares covered by exercisable and unexercisable options held by such executives on July 3, 1998 (adjusted for the September 1997 two-for-one stock split) and the aggregate gains that would have been realized had these options been exercised on July 3, 1998, even though these options were not exercised, and the unexercisable options could not have been exercised on July 3, 1998. These options were granted under the Stock Incentive Plan.

                                                                                    VALUE OF UNEXERCISED
                                                      NUMBER OF SECURITIES              IN-THE-MONEY
                                                     UNDERLYING UNEXERCISED            OPTIONS/SARS AT
                                                     OPTIONS/SARS AT FISCAL          FISCAL YEAR-END(2)
                       SHARES          VALUE               YEAR-END(#)                       ($)
                     ACQUIRED ON    REALIZED(1)    ---------------------------   ---------------------------
       NAME          EXERCISE(#)        ($)        EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
       ----          -----------   -------------   -----------   -------------   -----------   -------------
P. W. Farmer.......    65,738        2,126,784       75,000         129,553       1,079,063       694,688
W. E. Cantrell.....    16,000          465,000       81,084          40,986       1,511,880       231,563
E. V. Cullens......         0                0       10,000          30,000               0        21,250
J. C. Garrett......    35,182          470,386            0          59,770               0       231,563
B. R. Roub.........     5,264           53,105       28,716          36,625         395,961       224,094

---------------

(1) Market value on the date of exercise of shares covered by exercised options, less option exercise price.

(2) Market value of shares underlying in-the-money options on July 3, 1998, less option exercise price. The market value is based upon the July 2, 1998 closing price of $44.25 per share of the Corporation's Common Stock reported as New York Stock Exchange Composite Transactions.

LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

     Shown below is information with respect to awards of performance shares granted under the Stock Incentive Plan during the fiscal year ended July 3, 1998 to those executive officers named in the Summary Compensation Table.

                                                                ESTIMATED FUTURE PAYOUTS UNDER
                                     PERFORMANCE OR               NON-STOCK PRICE-BASED PLANS
                                      OTHER PERIOD      -----------------------------------------------
                       NUMBER OF    UNTIL MATURATION      THRESHOLD         TARGET           MAXIMUM
        NAME            SHARES         OR PAYOUT          SHARES(#)        SHARES(#)        SHARES(#)
        ----           ---------    ----------------    -------------    -------------    -------------
P. W. Farmer.........   30,000           6/30/00              0             30,000           60,000
W. E. Cantrell.......   10,000           6/30/00              0             10,000           20,000
E. V. Cullens........   10,000           6/30/00              0             10,000           20,000
J. C. Garrett........   10,000           6/30/00              0             10,000           20,000
B. R. Roub...........   10,000           6/30/00              0             10,000           20,000

                               ------------------

     Awards of performance shares under the Stock Incentive Plan to participants are made at the beginning of each performance period and are earned based on the performance of the Division, the Sector, the Corporation or some combination thereof. The Plan is designed to motivate key employees to maximize shareholder value by aligning their interests with shareholder interests. The payout is determined by the outside directors in the case of Mr. Farmer, and by the Management Development and Compensation Committee in the case of the other executive officers and is based upon financial performance compared with Strategic Plan objectives. Performance criteria include the Corporation's cumulative earnings per share during the three year Strategic Plan cycle for Messrs. Farmer and Roub. In the case of Messrs. Cantrell, Cullens and Garrett, 80% of the award is based upon relevant Sector cumulative net income during the Strategic Plan cycle and 20% on the Corporation's cumulative earnings per share during the Strategic Plan cycle. Share payouts are made following the determination of the Committee and, in the case of Mr. Farmer, the outside directors, and range from zero to a maximum of 200% of the original shares awarded. The terms of these awards comply with Internal Revenue Code Section 162(m) requirements. Participants receive quarterly cash payments on the performance share awards in an amount equal to dividends paid to shareholders on the Corporation's Common Stock.

     In the event of a change in control, the performance objectives applicable to the award are deemed to be attained, and such performance shares are paid out at the end of the performance period. However, in the event of (i) death, disability, retirement or involuntary termination other than for cause, the shares shall be paid as soon as practicable; (ii) resignation or termination for cause, the shares shall be forfeited; and (iii) certain defined changes in the Corporation's capital structure, then, at the participant's election, the award shall be paid in shares or cash, as soon as practicable.

LANIER WORLDWIDE DEFINED BENEFIT RETIREMENT PLANS

     Lanier Worldwide, Inc.'s retirement program consists of (i) a tax-qualified, funded pension plan, the Pension Equity Plan, which is available to substantially all of the United States employees of Lanier Worldwide and its participating subsidiaries and affiliated companies, and (ii) for executive officers and other key employees, a non-qualified, unfunded supplemental retirement income plan that provides benefits which, but for certain limits imposed by the Internal Revenue Code on tax-qualified plans, would be provided under Lanier Worldwide's qualified pension plan. The Pension Equity Plan is a defined benefit plan. The Pension Equity Plan is fully paid by Lanier Worldwide, and employees become vested upon the completion of five years of service.

     In July of 1997, the Pension Equity Plan was amended to provide for a lump sum retirement benefit calculated by reference to a formula based upon final average pay, age and years of service. However, if the determination of benefits payable to individuals currently eligible for retirement or nearing retirement under the revised Plan, including Mr. Cantrell, would result in a reduction of accrued benefits under the Plan as in effect prior to the 1997 amendment, the benefits payable to such person would be as calculated under the Plan without giving effect to the July 1, 1997 amendment. Such employees will receive annual pension benefits determined by adding (a) 1.22% of the average of the employee's five highest consecutive years' compensation in the last ten calendar years before retirement, multiplied by the lesser of the employee's years of service or 30, and (b) .33% of that part of the employee's five-year average compensation in excess of a certain amount, multiplied by the lesser of the employee's years of service or 30.

     The following table sets forth the estimated annual benefits under the Pension Equity Plan for executives (including Mr. Cantrell) calculating annual benefits under the terms of the Pension Equity Plan (as in effect prior to the July 1997 amendment) and the Lanier Worldwide, Inc. Supplemental Executive Retirement Plan payable at age 65 or older to executives retiring after July 3, 1998:

                               PENSION PLAN TABLE

  HIGHEST
CONSECUTIVE         ESTIMATED ANNUAL RETIREMENT BENEFITS FOR
   5-YEAR                   CREDITED YEARS OF SERVICE
  AVERAGE           -----------------------------------------
COMPENSATION           15         20         25         30
------------        --------   --------   --------   --------
 $  250,000         $ 56,600   $ 75,400   $ 94,300   $113,200
    500,000          114,700    152,900    191,200    229,400
    750,000          172,800    230,400    288,100    345,700
  1,000,000          231,000    307,900    384,900    461,900
  1,250,000          289,100    385,400    481,800    578,200

     Under the plan, Mr. Cantrell is credited with the maximum of 30 years of service.

     For these purposes compensation consists of base salary, bonuses and sales commissions and, for periods prior to January 1, 1998 income recognized upon the exercise of Harris stock options. Base salary for purposes of calculating retirement benefits under the Plan includes amounts deferred under the Lanier Worldwide, Inc. Savings Incentive Plan. For fiscal 1998, highest consecutive five year average compensation for Mr. Cantrell for purposes of the above determinations was $880,962.

EXECUTIVE SEVERANCE AGREEMENTS

     To provide continuity of management and dedication of the Corporation's corporate officers in the event of a threatened or actual change in control of the Corporation, the Board of Directors has approved severance agreements for the officers, including the executive officers named in the Summary Compensation Table. The officer is entitled to payments in the event of termination of employment for defined reasons at any time prior to two years following a change in control. Upon termination, other than for cause, disability, resignation or retirement, the officer is entitled to payments in an amount equal to one, two or three times annual base and incentive compensation, depending on the officer's responsibilities. The compensation amounts are three years for Mr. Farmer and two years for the other named executive officers. In addition, the agreements provide for the payment of any federal excise taxes payable by the officer in the event the officer's employment is terminated. The agreements also provide for the continuation of employee, welfare and fringe benefits and paid vacation for a period of two years following a change in control.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's executive officers and directors, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and the New York Stock Exchange. The Corporation has procedures in place to assist its executive officers and directors in preparing and filing these reports on a timely basis.

     Based solely upon a review of the forms furnished to the Corporation, or written representations from certain persons that no Forms 5 were required, the Corporation believes that all such forms have been timely filed except for the failure by Albert Smith, the former President of the Electronic Systems Sector, to timely report the sale of 1,484 shares of Common Stock. Such sale was subsequently reported by the filing of an amended Form 4.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors recommends that the shareholders ratify the appointment of Ernst & Young LLP, independent public accountants, to audit the books and accounts of the Corporation for the current fiscal year. Shareholder ratification of the appointment is not required under Delaware law, but the Board has decided to ascertain the position of the shareholders on the appointment. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and to be available to respond to appropriate questions of shareholders.

SHAREHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

     Pursuant to applicable rules under the Securities Exchange Act of 1934, shareholder proposals intended to be presented at the 1999 Annual Meeting of Shareholders and to be included in the Corporation's proxy statement and form of proxy for that meeting must be received by the Corporation at its principal executive offices not later than May 19, 1999. In addition, the By-Laws of the Corporation contain requirements relating to the timing and content of the advance notice which shareholders must provide to the Secretary of the Corporation for any matter or any director nomination to be properly presented at a shareholders meeting. To be timely, the notice for the 1999 Annual Meeting of Shareholders must be received by the Secretary of the Corporation no earlier than July 23, 1999 and no later than August 23, 1999. A copy of the By-Laws may be obtained upon written request to the Secretary of the Corporation.

OTHER MATTERS

     Except for the matters described in this Proxy Statement, the Board of Directors is not aware of any matter that will or may be presented at the meeting. If any other matter is properly brought before the meeting, it is the intention of the persons named in the proxy to vote the shares to which the proxy relates in accordance with their best judgment.

                                          By Order of the Board of Directors
                                          Richard L. Ballantyne
                                          Secretary

Melbourne, Florida
September 16, 1998

P R O X Y

                               HARRIS CORPORATION
                            MELBOURNE, FLORIDA 32919

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints P.W. FARMER, B.R. ROUB and R.L. BALLANTYNE, or any of them, as Proxies, with full power of substitution, to represent and to vote the stock of the undersigned at the Annual Meeting of Shareholders of Harris Corporation to be held on October 23, 1998, or at any adjournment, upon such business as may properly come before the meeting, including the following items as set forth in the Proxy Statement.

          YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR AND FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS AUDITORS FOR FISCAL 1999. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS PROXY CARD.

         -------------------------------------------------------------
               Comments/Address Change: Please note here and mark
                 box on reverse side

             -----------------------------------------------------

             -----------------------------------------------------

             -----------------------------------------------------
         -------------------------------------------------------------

         (THIS PROXY IS CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)
-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                                                                                       PLEASE MARK
                                                                                                                    [X]  EACH VOTE
                                                                                                                         LIKE THIS


IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS
AS MAY PROPERLY COME BEFORE THE MEETING.


                                                    FOR    WITHHOLD                                 FOR    AGAINST    ABSTAIN
1. ELECTION OF DIRECTORS (terms expiring in 2001):  [ ]      [ ]        2. Ratification of          [ ]      [ ]        [ ]
   PHILLIP W. FARMER, LESTER E. COLEMAN,                                   the selection of
   ALFRED C. DeCRANE, Jr.                                                  Ernst & Young LLP
                                                                           as auditors for
                                                                           fiscal 1999

FOR, EXCEPT WITHHOLD VOTE FROM THE FOLLOWING NOMINEE(S):                 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND
                                                                         WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE,
----------------------------------------------------                     IT WILL BE VOTED FOR EACH ITEM SET FORTH ABOVE.

                                                                         PROXY-PLEASE MARK, DATE, SIGN AND MAIL PROMPTLY




                                                                                          COMMENTS/ADDRESS CHANGE

                                                                                     Please mark this box if you have
                                                                                     written comments/address change   [ ]
                                                                                            on the reverse side.


Signature(s)                                                                                  Date                    , 1998
            -----------------------------------------------------------------------               --------------------
 Please sign exactly as name appears above, date and mail this card promptly in accompanying postage-paid envelope. When signing as attorney, executor, administrator, trustee, or guardian, give your full title as such.
-----------------------------------------------------------------------------------------------------------------------------------
                                                        FOLD AND DETACH HERE






                                                   Your Proxy vote is important,
                                            regardless of the number of shares you own.

                      Whether or not you plan to attend the meeting in person, please complete, date and sign the above Proxy Card and return it without delay in the enclosed envelope.



                                                     [HARRIS CORPORATION LOGO]

INSTRUCTION CARD


                               HARRIS CORPORATION
                            MELBOURNE, FLORIDA 32919

   TO PARTICIPANTS IN THE RETIREMENT PLAN HARRIS STOCK FUND:

   THIS INSTRUCTION CARD IS SOLICITED BY THE HARRIS RETIREMENT PLAN TRUSTEE. UNDER THE TERMS OF THE HARRIS RETIREMENT PLAN, IN CONNECTION WITH THE ANNUAL MEETING OF SHAREHOLDERS OF HARRIS CORPORATION TO BE HELD ON OCTOBER 23, 1998, A PARTICIPANT MAY PROVIDE NON-BINDING INSTRUCTIONS TO THE PLAN TRUSTEE ON HOW TO VOTE THE SHARES ALLOCABLE TO THAT PARTICIPANT'S HARRIS STOCK FUND ACCOUNT, INCLUDING THE FOLLOWING ITEMS AS SET FORTH IN THE PROXY STATEMENT.

      YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE. THIS INSTRUCTION CARD WHEN PROPERLY EXECUTED, WILL INSTRUCT THE PLAN TRUSTEE TO VOTE IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THE INSTRUCTION WILL BE AN INSTRUCTION TO THE PLAN TRUSTEE TO VOTE FOR THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR AND FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS AUDITORS FOR FISCAL 1999.









  ----------------------------------------------------------------------------
     Comments/Address Change: Please note here and mark box on reverse side

    ------------------------------------------------------------------------

    ------------------------------------------------------------------------

    ------------------------------------------------------------------------
  ----------------------------------------------------------------------------




                (Continued and to be signed on the reverse side)
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                                                                                        PLEASE MARK
                                                                                                                    [X]  EACH VOTE
                                                                                                                         LIKE THIS


                                                     FOR    WITHHOLD                                     FOR    AGAINST    ABSTAIN
1. ELECTION OF DIRECTORS (terms expiring in 2001):   [ ]      [ ]       2. Ratification of the         [ ]      [ ]        [ ]
   PHILLIP W. FARMER, LESTER E. COLEMAN,                                   selection of
   ALFRED C. DeCRANE, Jr.                                                  Ernst & Young LLP
                                                                           as auditors for
                                                                           fiscal 1999

FOR, EXCEPT WITHHOLD VOTE FROM THE FOLLOWING NOMINEE(S):                 VOTING INSTRUCTION CARD-PLEASE MARK, DATE, SIGN
                                                                                        AND MAIL PROMPTLY
--------------------------------------------------------------------





                                                                                                 COMMENTS/ADDRESS CHANGE
                                                                                            Please mark this box if you have  [ ]
                                                                                             written comments/address change
                                                                                                    on the reverse side.


Signature(s)                                                                         Date                                     , 1998
            -------------------------------------------------------------------------    -------------------------------------
Please sign exactly as name appears above, date and mail this card promptly in the accompanying postage-paid envelope. When signing as attorney, executor, administrator, trustee, or guardian, give your full title as such.
------------------------------------------------------------------------------------------------------------------------------------
                                                        FOLD AND DETACH HERE






                                               Your voting instruction is important,
                                            regardless of the number of shares you own.

                              Please complete, date and sign the above Instruction Card and return it without delay in the enclosed envelope.



                                                     [HARRIS CORPORATION LOGO]


I N S T R U C T I O N  C A R D

                               HARRIS CORPORATION
                            MELBOURNE, FLORIDA 32919

TO PARTICIPANTS IN THE LANIER WORLDWIDE, INC. SAVINGS INCENTIVE PLAN:

THIS INSTRUCTION CARD IS SOLICITED BY THE LANIER WORLDWIDE, INC. SAVINGS INCENTIVE PLAN TRUSTEE. UNDER THE TERMS OF THE LANIER WORLDWIDE SAVINGS INCENTIVE PLAN, IN CONNECTION WITH THE ANNUAL MEETING OF SHAREHOLDERS OF HARRIS CORPORATION TO BE HELD ON OCTOBER 23, 1998, A PARTICIPANT MAY PROVIDE NON-BINDING INSTRUCTIONS TO THE PLAN TRUSTEE ON HOW TO VOTE THE SHARES ALLOCABLE TO THAT PARTICIPANT'S HARRIS STOCK FUND ACCOUNT, INCLUDING THE FOLLOWING ITEMS AS SET FORTH IN THE PROXY STATEMENT.

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE. THIS INSTRUCTION CARD WHEN PROPERLY EXECUTED, WILL INSTRUCT THE PLAN TRUSTEE TO VOTE IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THE INSTRUCTION WILL BE AN INSTRUCTION TO THE PLAN TRUSTEE TO VOTE FOR THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR AND FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS AUDITORS FOR FISCAL 1999.







 -----------------------------------------------------------------------------
     Comments/Address Change: Please note here and mark box on reverse side

   -------------------------------------------------------------------------

   -------------------------------------------------------------------------

 -----------------------------------------------------------------------------




                (Continued and to be signed on the reverse side)
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                                                                                        PLEASE MARK
                                                                                                                    [X]  EACH VOTE
                                                                                                                         LIKE THIS


                                                     FOR    WITHHOLD                                     FOR    AGAINST    ABSTAIN
1. ELECTION OF DIRECTORS (terms expiring in 2001):   [ ]      [ ]       2. Ratification of the         [ ]      [ ]        [ ]
   PHILLIP W. FARMER, LESTER E. COLEMAN,                                   selection of
   ALFRED C. DeCRANE, Jr.                                                  Ernst & Young LLP
                                                                           as auditors for
                                                                           fiscal 1999

FOR, EXCEPT WITHHOLD VOTE FROM THE FOLLOWING NOMINEE(S):                 VOTING INSTRUCTION CARD-PLEASE MARK, DATE, SIGN
                                                                                        AND MAIL PROMPTLY
--------------------------------------------------------------------





                                                                                                 COMMENTS/ADDRESS CHANGE
                                                                                            Please mark this box if you have  [ ]
                                                                                             written comments/address change
                                                                                                    on the reverse side.


Signature(s)                                                                         Date                                     , 1998
            -------------------------------------------------------------------------    -------------------------------------
Please sign exactly as name appears above, date and mail this card promptly in the accompanying postage-paid envelope. When signing as attorney, executor, administrator, trustee or guardian, give your full title as such.
------------------------------------------------------------------------------------------------------------------------------------
                                                        FOLD AND DETACH HERE






                                               Your voting instruction is important,
                                            regardless of the number of shares you own.

                              Please complete, date and sign the above Instruction Card and return it without delay in the enclosed envelope.



                                                     [HARRIS CORPORATION LOGO]
